AMENDMENT

Dated:	July 25, 2005
To Be Effective:	July 25, 2005

TO

MORGAN STANLEY INSTITUTIONAL LIQUIDITY FUNDS

DECLARATION OF TRUST

DATED FEBRUARY 13, 2003

Amendment dated July 25, 2005 to the Declaration of Trust (the “Declaration”) of Morgan Stanley Institutional Liquidity Funds (the “Trust”) dated February 13, 2003

WHEREAS, the Trust was established by the Declaration under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees acknowledge that, due to scrivener error, the second paragraph of Section 6.1 of the Declaration does not accurately reflect the intent of the Trustees in establishing and designating the initial Series and Classes of Shares of the Trust, as reflected in the minutes of the meetings of the Trustees on February 13, 2003 and October 23, 2003; and

WHEREAS, the Trustees believe that the Declaration should be amended to cure such inaccurate provisions of the Declaration; and

WHEREAS, Section 9.3 of the Declaration provides that the Trustees may amend the Declaration without the vote or consent of shareholders to supply any omission, or cure, correct or supplement any ambiguous, defective or inconsistent provision therefore; and

NOW, THEREFORE:

1. The second paragraph of Section 6.1 is hereby amended so that it shall read in its entirety as follows:

The Trustees hereby establish and designate the following seven Series of Shares of the Trust: Money Market Portfolio, Prime Portfolio, Government Portfolio, Government Securities Portfolio, Treasury Portfolio, Treasury Securities Portfolio and Tax-Exempt Portfolio. The Trustees hereby establish and designate the following six classes of Shares of each Series of the Trust: Institutional Class, Service Class, Investor Class, Administrative Class, Advisory Class and Participant Class. The Trustees may change the name of the Trust or any Series or Class without shareholder approval.

2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.

3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[signed in counterparts]

IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 28th day of April, 2005.

/s/ Michael Bozic	/s/ Charles A. Fiumefreddo
Michael Bozic, as Trustee and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 919 Third Avenue New York, NY	Charles A. Fiumefreddo, as Trustee and not individually c/o Morgan Stanley Trust Harborside Financial Center, Plaza Two Jersey City, NJ

/s/ Edwin J. Garn	/s/ Wayne E. Hedien
Edwin J. Garn, as Trustee and not individually c/o Summit Ventures LLC One Utah Center 201 South Main Street Salt Lake City, UT	Wayne E. Hedien, as Trustee and not individually c/o Kramer Levin Naftalis & Frankel LLP Counsel to the Independent Trustees 919 Third Avenue New York, NY

/s/ James F. Higgins	/s/ Manuel H. Johnson
James F. Higgins, as Trustee and not individually c/o Morgan Stanley Trust Harborside Financial Center Plaza Two Jersey City, NJ	Dr. Manuel H. Johnson, as Trustee and not individually c/o Johnson Smick International, Inc. 2099 Pennsylvania Avenue, N.W. Suite 950 Washington, D.C.

/s/ Joseph J. Kearns	/s/ Michael E. Nugent
Joseph J. Kearns, as Trustee and not individually c/o Kearns & Associates LLC 23852 Pacific Coast Highway Malibu, CA	Michael E. Nugent, as Trustee and not individually c/o Triumph Capital, L.P. 445 Park Avenue New York, NY

/s/ Fergus Reid
Fergus Reid, as Trustee and not individually c/o Lumelite Plastics Corporation 85 Charles Colman Blvd. Pawling, NY

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)

Sworn to me, on this 28th day of April 2005, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, WAYNE E. HEDIEN, JAMES F. HIGGINS, MANUEL H. JOHNSON, JOSEPH J. KEARNS, MICHAEL E. NUGENT, AND FERGUS REID, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.

My Commission expires:
/s/ Rosemarie Costagliola
Notary Public

ROSEMARIE COSTAGLIOLA Notary Public, State of New York No. 01CO6016161 Qualified in New York County Commission Expires Nov. 9, 2006

CERTIFICATE

The undersigned hereby certifies that she is the Assistant Secretary of Morgan Stanley Institutional Liquidity Funds (the “Trust”), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust unanimously adopted by the Trustees of the Trust on April 28, 2005 as provided in Section 9.3 of said Declaration, said Amendment to take effect on July 25, 2005, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

Dated this 22nd day of July 2005.

/s/ Debra Rubano
Debra Rubano Assistant Secretary

/s/ Jonn William Plerchee
Notary	State of NY County of NY

JONN WILLIAM PLERCHEE Notary Public, State of New York No.01PL6080628 Qualified in New York County Commission Expires Sept. 16, 2006